UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 19, 2000

                           Kelly's Coffee Group, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


       33-2128-D                                      84-1062062
       ---------                                      ----------
 (Commission File Number)                  (IRS Employer Identification Number)




                          c/o Richard Surber, President
            268 West 400 South, Suite 300, Salt Lake City, Utah 84101
           ------------------------------------------------------------
                    (Address of principal executive offices)

                                 (801) 575-8073
                                 --------------
              (Registrant's telephone number, including area code)




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ITEM 5.           OTHER EVENTS

On the 17th day of October, the Company entered into a Purchase Agreement with its majority owned subsidiary, Cyberbotanical, Inc., a Nevada Corporation ("CBI"). Under the terms of the agreement, the Company moved to CBI all of the Company's assets, as shown on its Form 10-QSB for the quarter ended August 31, 2000, with the exception of the shares it owns in CBI. The assets were moved to CBI in exchange for the agreement of CBI to assume all liabilities of the Company as shown on the Form 10-QSB for the quarter ended August 31, 2000 and the agreement of CBI to indemnify the Company therefrom. CBI is a Subsidiary of the company. The Company owns approximately 94% of the issued and outstanding stock of CBI.

The effect of this transaction is to essentially clear the balance sheet of Kelly's Coffee Group, Inc., of everything except the asset of stock of Cyberbotanical, Inc. and the existing shareholder's equity, on an unconsolidated basis. The balance sheet of Cyberbotanical, Inc. will increase by the amounts transferred. On a fully consolidated basis, the balance sheet of Kelly's Coffee Group, Inc. will remain essentially the same, as Cyberbotanical, Inc. is a 94% owned subsidiary and is treated as part of Kelly's Coffee Group, Inc. for financial reporting purposes.

ITEM 7.           Financial Statements and Exhibits

The following exhibit(s) are included as part of this report:

          a)   Purchase Agreement dated October 17, 2000.

          b) Form 10-QSB for the quarter ended August 31, 2000 filed October 3, 2000 is incorporated by reference.


Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Kelly's Coffee Group, Inc.

Signature                                                 Date



By:      /s/ Richard Surber                               October 19, 2000
   ---------------------------------
Name:    Richard Surber
Title:   President





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